                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-
     6(e)(2))
[X]  Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Rule 14a-12

                              U.S. CONCRETE, INC.
                              -------------------
               (Name of Registrant as specified in its charter)


                   (Name of Person(s) Filing Proxy Statement
                         if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                                                  April 18, 2002

Dear Stockholder:

On behalf of the Board of Directors, we invite you to attend the 2002 Annual Meeting of Stockholders of U.S. Concrete, Inc. We will hold the meeting at 9:00 a.m., Central Time, on Thursday, May 16, 2002, at the Hilton Houston Westchase & Towers, 9999 Westheimer Road, Houston, Texas.

On the following pages you will find the Notice of Annual Meeting of Stockholders and Proxy Statement giving information concerning the matters to be acted on at the meeting. Our Annual Report to Stockholders describing U.S. Concrete's operations during the year ended December 31, 2001 is enclosed.

We hope you will be able to attend the meeting in person. Whether or not you plan to attend, please take the time to vote by completing and returning your proxy card in the enclosed envelope before the meeting. If you attend the meeting, you may, if you wish, revoke your proxy and vote in person.

Thank you for your interest in U.S. Concrete.

Sincerely,

/s/ Vincent D. Foster                     /s/ Eugene P. Martineau
Vincent D. Foster                         Eugene P. Martineau
Chairman of the Board                     President and Chief Executive Officer

                              U.S. CONCRETE, INC.

                2925 Briarpark, Suite 500, Houston, Texas 77042

                                ______________


                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            Thursday, May 16, 2002


                                ______________



To the Stockholders of U.S. Concrete, Inc.:

     The Annual Meeting of Stockholders of U.S. Concrete, Inc. will be held on Thursday, May 16, 2002, at 9:00 a.m. local time at the Hilton Houston Westchase and Towers, 9999 Westheimer Road, Houston, Texas. At the meeting, we will ask you to consider and take action on the following:

     (1) election of three Class III directors as members of the Board of Directors of U.S. Concrete to serve until the 2005 Annual Meeting of Stockholders or until their successors have been duly elected and qualified (Proposal No. 1); and

     (2) transaction of any other business that may properly come before the annual meeting or any adjournment or postponement of the meeting.

     We are sending this notice and the attached proxy statement to our stockholders on or about April l8, 2002. Our Board of Directors has set the close of business on April 5, 2002 as the record date for determining stockholders entitled to receive notice and vote at the annual meeting. A list of all stockholders entitled to vote is available for inspection during normal business hours at our principal offices at 2925 Briarpark, Suite 500, Houston, Texas 77042. This list also will be available at the meeting.

     Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read the proxy statement. Further, to be sure your vote counts and assure a quorum, please vote, sign, date and return the enclosed proxy card whether or not you plan to attend the meeting.


                        By Order of the Board of Directors

                        /s/ Donald C. Wayne
                        Donald C. Wayne
                        Vice President, Corporate Secretary and General Counsel

Houston, Texas
April 18, 2002

                              U.S. CONCRETE, INC.

                                PROXY STATEMENT
                    FOR 2002 ANNUAL MEETING OF STOCKHOLDERS


                          QUESTIONS AND ANSWERS ABOUT
                            THE MEETING AND VOTING

Q:      What am I being asked to vote on?
A:      We are asking you to vote on the following:
        . the election of three members to our Board of Directors to serve until 2005; and
        . any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Q:      Who may vote?
A: All stockholders of record as of the close of business on April 5, 2002, are entitled to vote. Holders of our common stock are entitled to one vote per share. As of April 5,2002,26,768,018 shares of our common stock were outstanding and entitled to vote.

Q:      Who may attend the meeting?
A: All stockholders as of the record date, or their duly appointed proxies, may attend the meeting.

Q:      How do I vote?
A:      You may vote in two ways:
        . you may come to the annual meeting and cast your vote in person; or . you may vote by signing and returning the enclosed proxy card. If you do, the persons named on the card will vote your shares in the manner you indicate.

Q:      Who is soliciting my proxy?
A: U.S. Concrete is soliciting your proxy on behalf of its Board of Directors.

Q: What happens if I do not indicate how I wish to vote on one or more of the proposals?
A: If you return your signed proxy card, but do not indicate how you wish to vote, the persons named as proxies will vote your shares FOR election of all the nominees for director (Proposal No. 1). We are unaware of any other matters that may come before the annual meeting. If they do, the proxy holders will vote the proxies according to their best judgment.

Q:      What if I vote by proxy and then change my mind?
A:      You can revoke your proxy at any time before the annual meeting by:
        . writing to U.S. Concrete's Secretary at the mailing address in the answer to the last question on the next page;
        . delivering a properly executed proxy dated after the date of the proxy you want to revoke; or
        . attending the annual meeting and casting your vote in person.

Q: When did U.S. Concrete first distribute this proxy statement and the accompanying form of proxy to stockholders?
A: We first distributed this proxy statement and the accompanying form of proxy to our stockholders on or about April 18, 2002.

Q:      What constitutes a quorum?
A: The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the meeting constitutes a quorum. We need a quorum of stockholders to hold a valid annual meeting. If you have properly signed and returned your proxy card, you will be considered part of the quorum. We will count abstentions and broker non-votes as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card, but not on others because the broker does not have the authority to do so. If a quorum is not present, the chairman or the holders of a majority of the shares of common stock present in person or by proxy at the annual meeting may adjourn the meeting, without notice other than an announcement at the meeting, until the required quorum is present.

Q: What vote is required for the election of directors at the annual meeting?
A: Directors are elected by a plurality of the shares of common stock present in person or by proxy and voting at the meeting in the election of directors. Abstentions and broker non-votes will have no effect on the vote for directors.

Q:      Who will count the votes?
A: Representatives of American Stock Transfer & Trust Company will tabulate the votes.

Q:      What shares are included on the proxy card?
A: The shares listed on your card represent all the shares of common stock held in your name, as distinguished from shares held by a broker in "street" name. You will receive a separate card from your broker if you hold shares in "street" name.

Q:      What does it mean if I get more than one proxy card?
A: It indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should vote each of the proxy cards to ensure that all your shares are voted.

Q:      What is U.S. Concrete's mailing address?
A: Our mailing address is U.S. Concrete, Inc., 2925 Briarpark, Suite 500, Houston, Texas 77042.

                        SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

         The following table shows the beneficial ownership of our common stock as of April 5,2002 by (1) each person we know who beneficially owns more than 5% of the outstanding shares of our common stock, (2) each of our directors, (3) our chief executive officer and each of our other executive officers the summary compensation table in this proxy statement names and (4) all our directors and executive officers as a group. Unless otherwise indicated in the footnotes below, the address of all these persons is c/o U.S. Concrete, Inc., 2925 Briarpark, Suite 500, Houston, Texas 77042.


                                                     Shares of Common Stock
                                                       Beneficially Owned
                                                       ------------------
   Name                                                Number          Percent
   ----                                                ------          -------
   Robert S. Walker(1)                               2,244,338          8.38%
   Wellington Management Company, LLP(2)             1,685,200          6.29%
   Geocapital, LLC(3)                                1,673,365          6.25%
   Robert S. Beall(4)                                1,398,510          5.22%
   William T. Albanese(5)                            1,372,324          5.12%
   Strong Capital Management, Inc.(6)                1,344,610          5.02%
   Neil J. Vannucci(7)                                 870,667          3.25%
   Eugene P. Martineau(8)                              595,931          2.21%
   Vincent D. Foster(9)                                557,223          2.08%
   Michael D. Mitschele(10)                            432,279          1.61%
   Michael W. Harlan(11)                               360,213          1.34%
   Murray S. Simpson(12)                                85,353              *
   Donald C. Wayne(13)                                  64,829              *
   John R. Colson(14)                                   55,000              *
   T. William Porter(15)                                19,206              *
   Directors and executive officers as a group       6,756,247         24.62%
   (12 persons)(16)

____________________
*    Less than 1%

(1) Includes options to purchase 5,000 shares of common stock and 2,239,338 shares deemed beneficially owned by Mr. Walker as co-trustee of the Walker Family Trust and as general partner of Karob, L.P.

(2) Based solely on a Schedule 13G filed with the SEC on February 12, 2002. This stockholder's address is 75 State Street, Boston, Massachusetts 02109.

(3) Based solely on a Schedule 13G filed with the SEC on February 12, 2002. This stockholder's address is 835 Third Avenue, New York, New York 10022.

(4) Based solely on a Schedule 13G filed with the SEC on February 7, 2002. Includes options to purchase 2,500 shares of common stock.

(5) Includes options to purchase 18,750 shares of common stock and 1,353,574 shares deemed beneficially owned by Mr. Albanese as co-trustee of the William T. Albanese 1981 Trust and as the manager of WTA Investments, LCC.

(6) Based solely on a Schedule 13G filed with the SEC on February 14, 2002. This stockholder's address is 100 Heritage Reserve, Menomonee Falls, Wisconsin 53051.

(7)  Includes options to purchase 5,000 shares of common stock.

(8)  Includes options to purchase 238,750 shares of common stock.

(9) Includes options to purchase 57,500 shares of common stock, 105,784 shares owned by Main Street Equity Ventures II, L.P., a merchant banking firm of which Mr. Foster is a senior managing director, 10,000 shares over which Messrs. Foster and Colson share voting and dispositive power and 300 shares deemed beneficially owned by Mr. Foster as custodian under the Texas Uniform Gifts to Minors Act. Mr. Foster disclaims beneficial ownership of the 105,784 shares Main Street Equity Ventures II, L.P. owns.

(10) Includes options to purchase 3,750 shares of common stock.

(11) Includes options to purchase 181,250 shares of common stock and 50,000 shares Mr. Harlan owns as trustee of the Michael and Bonnie Harlan 1996 Trust.

(12) Includes 30,591 shares owned by the Cora S. Simpson 1990 Trust of which Mr. Simpson's wife serves as trustee, 34,762 shares deemed beneficially owned by Mr. Simpson as trustee of the Murray S. Simpson 1990 Trust and options to purchase 20,000 shares of common stock. Mr. Simpson disclaims beneficial ownership of the 30,591 shares the Cora S. Simpson 1990 Trust owns.

(13) Includes options to purchase 59,250 shares of common stock.

(14) Includes options to purchase 20,000 shares of common stock and 10,000 shares over which Messrs. Colson and Foster share voting and dispositive power.

(15) Includes options to purchase 7,206 shares of common stock.

(16) Includes options to purchase 675,706 shares of common stock.

     All persons listed have sole voting and investment power with respect to their shares unless otherwise indicated. The number of shares and percentage of ownership for each person listed and for the directors and executive officers as a group assumes that shares of common stock that those persons may acquire within 60 days are outstanding, unless otherwise indicated.


                                PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

         Our Board currently consists of ten members. Our certificate of incorporation divides our Board into three classes (Class I, Class II and Class
 III), having staggered terms of three years each. The present term of office of the directors in Class III will expire at this annual meeting.

         The Board has nominated William T. Albanese, Robert S. Walker and Murray S. Simpson, three of the four Class III directors who serve on the Board, as nominees for re-election at the annual meeting. The fourth current Class III director, Neil J. Vannucci, has elected to retire from the Board on expiration of his term of office at the annual meeting. At that time the number of positions on the Board will be reduced from ten to nine and the number of Class III directors will be reduced to three. The respective terms of our current directors and nominees for director expire on the dates set forth below. Information regarding their ages and backgrounds also is set forth below.

         If a quorum is present, the election of any director requires the favorable vote of the holders of a plurality of the shares of common stock present and voting, in person or by proxy, at the annual meeting. Any abstentions or broker non-votes will not affect the vote. If you properly sign and return the enclosed proxy, and unless you withhold authority to vote for one or more of the nominees, the persons named as proxies will vote FOR the election of the nominees listed below. We do not expect that any of the nominees will refuse or be unable to act as a director of U.S. Concrete for the term specified. If, however, any nominee becomes unable or unwilling to serve as a director prior to the vote, the persons named as proxies intend to vote the proxy shares for the election of any other person the Board of Directors may designate.

Nominees as Class III Directors
for election for terms expiring
at the 2005 Annual Meeting          Age     Position(s) Held
--------------------------          ---     ----------------

William T. Albanese                 58      Director and President of Central
                                            Concrete Supply Co., Inc.

Murray S. Simpson                   64      Director

Robert S. Walker                    58      Director

Class II Directors whose terms expire
at the 2004 Annual Meeting               Age     Position(s) Held
--------------------------               ---     ----------------

John R. Colson                           54      Director

Vincent D. Foster                        45      Director and Chairman of the
                                                 Board

Michael D. Mitschele                     45      Director and President of USC
                                                 Atlantic, Inc.

Class I Directors whose terms expire
at the 2003 Annual Meeting               Age     Position(s) Held
--------------------------               ---     ----------------

Michael W. Harlan                        41      Director, Senior Vice
                                                 President and Chief Financial
                                                 Officer

Eugene P. Martineau                      62      Director, Chief Executive
                                                 Officer and President

T. William Porter                        60      Director

     William T. Albanese has served as one of our directors since May 1999 and has served as President of Central Concrete Supply Co., Inc., one of our subsidiaries, since 1987. Previously, he served in various other capacities for Central since 1966.

     Murray S. Simpson has served as one of our directors since May 1999. From 1975 until 1991, Mr. Simpson served as President and Chief Executive Officer of Super Concrete Corporation. Following that company's merger with British construction materials producer Evered, plc, which is now known as Aggregate Industries, plc, Mr. Simpson served in various roles, including Executive Vice President, Corporate Development, for its United States operations and Director and Counsel for its mid-Atlantic area subsidiary, Bardon, Inc. Mr. Simpson has served on the board of directors of the National Ready-Mixed Concrete Association, the industry's largest trade organization, for 20 years and as chairman of the board from 1997 to 1998. He has also served as a director of the National Aggregates Association.

     Robert S. Walker has served as one of our directors since May 1999 and served as Executive Vice President of Central from May 1999 to December 2000. From 1965 until May 1999, Mr. Walker served as President of Walker's Concrete, Inc., a company we acquired in May 1999 that subsequently merged into Central. He is currently a real estate developer.

     John R. Colson has served as one of our directors since May 1999 and has served as Chief Executive Officer of Quanta Services, Inc. since December 1997. From 1991 to February 1998, he served as President of PAR Electrical Contractors, Inc., a company that Quanta Services, Inc. acquired in February 1998. Mr. Colson is also a director of Quanta Services, Inc.

     Vincent D. Foster has served as one of our directors since August 1998 and became nonexecutive Chairman of the Board of Directors in May 1999. Mr. Foster is a Senior Managing Director of Main Street Equity Ventures II, L.P., a merchant banking firm. Since February 1998, Mr. Foster has served as nonexecutive Chairman of the Board of Directors of Quanta Services, Inc., an electrical and telecommunications contracting company. From September 1998 through October 1997, Mr. Foster was a partner of Andersen Worldwide and Arthur Andersen LLP, where he served as the director of the corporate finance practice and the mergers and acquisitions practice in the southwestern United States. Mr. Foster specialized in structuring and executing "roll-up" transactions and in providing merger and acquisition and corporate finance advisory services to clients in consolidating industries. Mr. Foster is also a director of Carriage Services, Inc., a death-care company.

     Michael D. Mitschele has served as one of our directors since May 1999 and has served as President of USC Atlantic, Inc., one of our subsidiaries, since December 2001. Previously, he served as President of Baer Concrete, Incorporated, now known as Eastern Concrete Materials, Inc., one of our subsidiaries, from 1986 to November 2001, where he also served in various other capacities since 1972. Mr. Mitschele is a founding board member of the New Jersey Concrete and Aggregate Association. He has served as a member of the NRMCA for over 20 years and has held several leadership positions with it, including service as a member of its board of directors for two terms, and Chairman of its membership committee and visionary leadership taskforce and service on its financial management committee.

     Michael W. Harlan has served as our Senior Vice President and Chief Financial Officer since September 1998 and as one of our directors since March 1999. Mr. Harlan also served as our Secretary from September 1998 to August 1999. Mr. Harlan served as Senior Vice President and Chief Financial Officer of Apple Orthodontix, Inc., an orthodontic practice management company, from March 1997 to August 1998. From December 1996 to February 1997, Mr. Harlan served as a consultant to Apple Orthodontix on financial and accounting matters. In January 2000, approximately 17 months after Mr. Harlan departed from Apple Orthodontix, Apple Orthodontix filed a voluntary case under chapter 11 of the federal bankruptcy code. From April 1991 through December 1996, Mr. Harlan held various positions in the finance and acquisitions departments, including Treasurer from September 1993 to December 1996, of Sanifill, Inc., a publicly traded international environmental services company that USA Waste Services, Inc. acquired in 1996. From May 1982 through April 1991, he held various positions in the tax and corporate financial consulting services division of Arthur Andersen LLP, where he had been a manager since July 1986. Mr. Harlan is also a director of Waste Connections, Inc., a solid waste services company.

     Eugene P. Martineau has served as our Chief Executive Officer and President since September 1998 and as one of our directors since March 1999. Mr. Martineau has over 30 years of experience in the concrete industry. From 1992 until joining us, he served as Executive Vice-President for the Concrete Products Group of Southdown, Inc., a publicly traded, integrated cement and ready-mixed concrete company that Cemex S.A. de C.V. acquired in November 2000. From April 1990 through March 1992, Mr. Martineau served as Vice President and General Manager of Southdown's Florida Mining and Materials. Prior to March 1992, Mr. Martineau held various executive management positions with Allied Ready Mix, Inc., Ready Mix Concrete Company, the Lehigh Portland Cement Company and Allied Products Company. Mr. Martineau has served as a director of the NRMCA since January 2000 and also served as a director and member of the Executive Committee of the NRMCA from 1996 until May 1999. He served as chairman of the NRMCA's Promotion Committee from 1997 through March 1999. From 1994 through 1997, Mr. Martineau served as the National Director of RMC 2000, a program that has been adopted by the NRMCA to promote ready-mixed concrete as a building and paving material and improve the overall image of the ready-mixed concrete industry.

     T. William Porter has served as one of our directors since September 2001. Mr. Porter is the Chairman of Porter & Hedges, L.L.P., a Houston, Texas law firm, of which Mr. Porter has been a partner since its founding in 1981. Mr. Porter is also a director of Gundle/SLT Environmental, Inc., a geosynthetic lining products company, and Metals USA, Inc., a metals processing and distribution company.

     Your Board recommends a vote "for" the election of each of the three persons nominated for election as Class III directors.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                                AND COMMITTEES

Director Meetings

     Our Board met three times and took action by unanimous written consent on four occasions during 2001. Our Board has standing audit, compensation and nominating committees. During 2001, each member of the Board then in office attended at least 75% of the aggregate number of meetings of the Board and any committee of the Board on which he served.

     Audit Committee

     The audit committee, which met five times during 2001, consists of Messrs. Colson, Simpson and Foster. Prior to his resignation from the Board in June 2001, Peter T. Dameris served as a member of the audit committee. Mr. Dameris was subsequently replaced by Mr. Foster. The audit committee is governed by a charter that it has adopted. We attached a copy of that charter to the proxy statement for our 2001 Annual Meeting of Stockholders. You can obtain a copy of that charter by making a request for a copy to our Corporate Secretary. U.S. Concrete's securities are listed on the Nasdaq National Market and are governed by the listing standards of the National Association of Securities Dealers (the "NASD"). Each member of the audit committee is independent as defined by our policy and the NASD's listing standards. The audit committee's role is one of financial oversight. Our management is responsible for preparing our financial statements, and our independent auditors are responsible for auditing those financial statements. The audit committee is not providing any expert or special assurance as to our financial statements or any professional certification as to the independent auditor's work. The following functions are the key responsibilities of the audit committee in carrying out its oversight:

     . recommending the appointment of our independent auditors to the Board of Directors;

     . reviewing the scope of the independent auditors' examination and, at the conclusion of that examination, reviewing the results of the audit, including any comments or recommendations of the independent auditors;

     . reviewing our financial policies and accounting systems and controls and our audited and interim unaudited financial statements;

     . preparing a report for inclusion in our proxy statement regarding its review of our audited financial statements, including a statement on whether it recommended that the Board include those financial statements in our annual report on Form 10-K for that year;

     . approving and ratifying the duties and compensation of our independent auditors, both for audit and non-audit services; and

     . reviewing and assessing, on an annual basis, the adequacy of the audit committee's charter and recommending revisions to the Board.

The audit committee meets separately with the independent auditors to provide an open avenue of communication. The audit committee and the Board of Directors are ultimately responsible for the selection, evaluation and replacement of the independent auditors.

     Compensation Committee

     The compensation committee, which met once and took action by unanimous written consent on 21 occasions during 2001, consists of Messrs. Foster, Porter and Colson. The actions taken by unanimous written consent primarily related to option grants in connection with newly acquired businesses and newly hired employees. Prior to his resignation from the Board in June 2001, Mr. Dameris served as a member of the compensation committee. Mr. Dameris was subsequently replaced by Mr. Porter on his election to the Board in September 2001. The compensation committee:

     . administers our incentive compensation plans; and . determines salaries for executive officers and incentive compensation for senior employees and other key management personnel.

For additional information, see "Report of the Compensation Committee Regarding Executive Compensation."

     Nominating Committee

     The nominating committee, which met once and took action by unanimous written consent once during 2001, consists of Messrs. Simpson, Walker, Mitschele and Porter. Prior to his resignation from the Board in June 2001, Mr. Dameris served as a member of the nominating committee. Mr. Dameris was subsequently replaced by Mr. Porter on his election to the Board in September 2001. The nominating committee:

     .  interviews and evaluates new candidates for director of U.S. Concrete;
     . recommends to the full Board all nominees for election to the Board by our stockholders; and
     . recommends directors to be elected by the Board to fill vacancies on the Board.

The nominating committee will consider nominees stockholders recommend. Stockholders may submit nominations to the nominating committee in care of Corporate Secretary, U.S. Concrete, Inc., 2925 Briarpark, Suite 500, Houston, Texas 77042.

     As to each person a stockholder proposes to nominate for election as a director, our bylaws provide that the nomination notice must (1) include the name, age, business address and principal occupation or employment of that person, the number of shares of common stock that person owns beneficially or of record and any other information relating to that person that Section 14 of the Securities Exchange Act of 1934 and the related SEC rules and regulations require, and (2) be accompanied by the written consent of the person that stockholder proposes to nominate for election as a director to be named in the proxy statement as a nominee and to serve as a director if elected. The nomination notice must also include, as to that stockholder and that beneficial owner, if any, of common stock on whose behalf that stockholder is making the nomination or nominations:

     . the name and address of that stockholder, as they appear on U.S. Concrete's books and the name and address of that beneficial owner;
     . the number of shares of common stock which that stockholder and that beneficial owner each owns beneficially or of record;
     . a description of all arrangements and understandings between that stockholder or that beneficial owner and each proposed nominee of that stockholder and any other person or persons (including their names) pursuant to which that stockholder will make the nomination(s);
     . a representation by that stockholder that he or she intends to appear in person or by proxy at that meeting to nominate the person(s) named in that nomination notice; and
     . any other information relating to that stockholder and that beneficial owner that Section 14 of the Securities Exchange Act of 1934 and the related SEC rules and regulations require.

To be timely for consideration at our 2003 annual meeting, our corporate secretary must receive a stockholder's nomination notice at our principal executive offices, 2925 Briarpark, Suite 500, Houston, Texas 77042, no earlier than November 17, 2002 and no later than the close of business on February 15, 2003.

Director Compensation

     We pay to each of our nonemployee directors fees of $1,000 for each Board meeting and $500 for each Board committee meeting the director attends, unless the committee meeting is held on the same day as a Board meeting. We also periodically grant nonemployee directors options to purchase shares of common stock under our 1999 Incentive Plan. We do not pay any additional compensation to our employees for serving as directors, but we reimburse all directors for out-of-pocket expenses they incur in connection with attending Board and Board committee meetings or otherwise in their capacity as directors. For a discussion of additional compensation we have paid to Mr. Foster, the Chairman of our Board, see "Certain Transactions -Transactions Involving Certain Officers, Directors and Stockholders."

                     EXECUTIVE OFFICERS AND KEY EMPLOYEES

     The following table provides information about our current executive officers and key employees:

Name                      Age      Position(s) held
----                      ---      ----------------
Eugene P. Martineau        62      Director, Chief Executive Officer and President
Michael W. Harlan          41      Director, Senior Vice President and Chief Financial Officer
William T. Albanese        58      Director and President of Central Concrete Supply Co., Inc.
Michael D. Mitschele       45      Director and President of USC Atlantic, Inc.
Raymond C. Turpin          64      Vice President - Technical Affairs *
Terry Green                54      Vice President - Operational Integration *
Charles W. Sommer          37      Vice President and Controller
Donald C. Wayne            35      Vice President, Secretary and General Counsel

________________
    * Key employee.

     For a description of the business backgrounds of Messrs. Martineau, Harlan, Albanese and Mitschele, see "Election of Directors" above.

     Raymond C. Turpin has served as our Vice President - Technical Affairs since January 2001. From January 2000 through January 2001 he served as our Vice President - Technical Marketing and Development. Mr. Turpin has over 35 years of experience in the construction materials industry. From 1988 until joining us, he was Director of Technical Service and New Product Development of Blue Circle Cement, North America, a producer and supplier of cement to the construction industry that Lafarge S.A. acquired in July 2001. From 1984 until 1988, Mr. Turpin served as Technical Director of Williams Brothers Concrete, which Blue Circle Cement acquired in 1986, supervising the manufacture of chemical admixtures for concrete. From 1972 until 1984, Mr. Turpin was self employed as a consultant to the concrete industry, and during that time developed two patents relating to the use of fly ash in concrete.

     Terry Green has served as our Vice President - Operational Integration since May 1999. Mr. Green has managed the operations of ready-mixed concrete producers and other transportation-related businesses for over 20 years. From August 1998 until May 1999, he served as Vice President of Maintenance for Armellini Express Lines, Inc. From January 1989 until June 1998, Mr. Green served as Director of Maintenance, Equipment and Purchasing for the concrete products division of Southdown, Inc. From 1980 until 1989, Mr. Green held various positions with Kraft, Inc., serving as Private Fleet Operations Manager from 1988 until 1989.

     Charles W. Sommer has served as our Corporate Controller since March 1999 and as Vice President since June 1999. From February 1997 through March 1999, he was Corporate Controller of Apple Orthodontix, Inc., an orthodontic practice management company. In January 2000, Apple Orthodontix filed a voluntary case under chapter 11 of the federal bankruptcy code. From February 1996 through January 1997, he was the Corporate Controller of Metamor Worldwide, Inc. From November 1993 through February 1996, Mr. Sommer was Assistant Corporate Controller of Sanifill, Inc., and from July 1986 through November 1993, he held various positions in the audit division of Arthur Andersen LLP, where he had been a manager since July 1990.

     Donald C. Wayne has served as our Vice President and General Counsel since May 1999 and as our Secretary since August 1999. From October 1994 until joining us, Mr. Wayne served as an attorney with the law firm of Akin, Gump, Strauss, Hauer & Feld, L.L.P.

                   EXECUTIVE COMPENSATION AND OTHER MATTERS

Summary Compensation Table

     The following table sets forth the compensation we paid during 1999, 2000 and 2001 to our chief executive officer and our four other most highly compensated executive officers in 2001 (the "named executive officers").

                                 Annual Compensation(1)          Long-Term Compensation
                                 ---------------------           ----------------------
       Name and                                                                                All Other
   Principal Position   Year       Salary          Bonus(2)     Shares Underlying Options   Compensation (3)
---------------------   ----       ------          --------     -------------------------   ---------------
Eugene P. Martineau
   President, Chief      2001    $ 274,395        $ 483,675              100,000               $183,784(4)
   Executive Officer     2000      185,416                -               90,000                 70,939(5)
   and Director          1999      137,500                -              225,000                      -

Michael W. Harlan
   Senior Vice
   President, Chief      2001      204,227          347,725               60,000                135,971(6)
   Financial Officer     2000      167,708                -               70,000                  4,469
   and Director          1999      137,500                -              175,000                      -

William T. Albanese      2001      218,750          114,710               25,000                  8,500
   President of Central  2000      200,000                -               25,000                  8,305
   and Director          1999      116,667(7)             -                    -                      -

Michael D. Mitschele
   President of USC      2001      164,977           85,950               15,000                  6,782
   Atlantic and          2000      100,000                -                    -                  4,387
   Director              1999       60,096(8)             -                    -                  1,515

Donald C. Wayne
   Vice President,       2001      133,271           73,115               15,001                114,057(9)
   Secretary and         2000      117,789                -               15,000                  5,250
   General Counsel       1999       67,206(10)        5,000               65,000                 23,000(11)

___________________
(1) Excludes the value of perquisites and other personal benefits for each of the named executive officers because the aggregate amounts did not exceed 10% of the total annual salary and bonus reported for any named executive officer.
(2) The amount shown in 2001 for each named executive officer includes (a) cash and the fair market value of shares of our common stock that we granted effective April 10, 2001 in recognition of the overall contribution he made to our various capital raising initiatives and (b) cash that we paid in 2002 and the fair market value of shares of our common stock that we granted in 2002 under our bonus plan for services he performed in 2001. The following table summarizes these amounts:

                                 April 10, 2001                   2001 Bonus Awards
                             Incentive Compensation           Made on February 28, 2002
                             ----------------------------------------------------------
                                          Grant Date Fair              Grant Date Fair
                                          Market Value of              Market Value of
                                             Shares of                    Shares of
   Executive Officer            Cash       Common Stock      Cash        Common Stock        Total
   ----------------             ----       ------------      ----        ------------        -----
   Eugene P. Martineau         $93,470       $140,205      $125,000        $125,000        $483,675
   Michael W. Harlan            79,090        118,635        75,000          75,000         347,725
   William T. Albanese          25,884         38,826        50,000               -         114,710
   Michael D. Mitschele         14,380         21,570        50,000                          85,950
   Donald C.   Wayne            24,446         36,669        12,000               -          73,115

     The amounts shown in the cash column under April 10, 2001 Incentive Compensation represent estimated taxes payable by each executive officer on the cash and shares of common stock that we granted effective as of that date. The amounts shown in the cash column under 2001 Bonus Awards Made on February 28, 2002 for Messrs. Martineau and Harlan represent estimated taxes payable by each of them on the shares of our common stock that we granted effective as of that date and the forgiveness of the loans described in footnotes (4) and (6) below.
(3) Unless otherwise provided in a separate footnote, the amounts in this column represent matching contributions to the 401(k) plan account of such named executive officers.
(4) The amount shown includes the forgiveness of a $175,000 loan U.S. Concrete previously extended to Mr. Martineau, $8,500 in matching contributions to Mr. Martineau's 401(k) plan account and $284 paid for unused vacation in 2000.
(5) The amount shown represents $7,083 in matching contributions to Mr. Martineau's 401(k) plan account and a $63,856 relocation expense reimbursement.
(6) The amount shown includes the forgiveness of a $125,000 loan U.S. Concrete previously extended to Mr. Harlan, $8,500 in matching contributions to Mr. Harlan's 401(k) plan account and $2,471 paid for unused vacation in 2000.
(7) The amount shown represents Mr. Albanese's compensation from May 28, 1999, the beginning date of his employment with us, through December 31, 1999.
(8) The amount shown represents Mr. Mitschele's compensation from May 28, 1999, the beginning date of his employment with us, through December 31, 1999.
(9) The amount shown includes $8,500 in matching contributions to Mr. Wayne's 401(k) plan account and $5,557 paid for unused vacation in 2000.
(10) The amount shown represents Mr. Wayne's compensation from May 24, 1999, the beginning date of his employment with us, through December 31, 1999.
(11) The amount shown represents compensation for relocation expenses.

Option Grants in Last Fiscal Year

        The following table sets forth information regarding stock options we granted during 200 1 to each of the named executive officers:

                                             Individual Grants
                         ----------------------------------------------------------
                                                                                          Potential Realizable
                                                                                                  Value
                                             Percentage                                  at Assumed Annual Rates
                           Number of             of                                          of Stock Price
                             Shares             Total                                         Appreciation
                           Underlying          Options      Exercise                       for Option Term(4)
                            Options          Granted in    Price (Per    Expiration      ---------------------
          Name            Granted (1)         2001 (2)     Share) (3)       Date              5%       10%
          ----            -----------         --------     ----------    ----------      ---------  ----------
   Eugene P. Martineau       100,000             8.97%        $7.00       3/15/11        $ 440,226  $1,115,620
   Michael W. Harlan          60,000             5.38          7.00       3/15/11          264,136     669,372
   William T. Albanese        25,000             2.24          7.00       3/15/11          110,057     278,905
   Michael D. Mitschele       15,000             1.35          7.00       3/15/11           66,034     167,343
   Donald C. Wayne            15,000             1.35          7.00       3/15/11           66,034     167,343

_____________________
(1) The options become exercisable in annual increments of 25% beginning on the first anniversary of the grant date and expire 10 years from the grant date or earlier on termination of employment.
(2) Based on an aggregate of 1,114,432 shares subject to options granted in 2001 to our employees, directors and consultants, including the named executive officers.
(3) We granted options at an exercise price at least equal to the fair market value of our common stock on the grant date.
(4) The potential realizable value assumes an annual rate of appreciation of 5% and 10% for 10 years. Actual gains, if any, will depend on the future performance of our common stock.

Stock Option Exercises and 2001 Year-End Option Values

       The following table details the number and value of securities underlying unexercised options held by the named executive officers at December 31, 2001. No options were exercised by the named executive officers during 2001.

                                           Number of Shares Underlying          Value of Unexercised In-the-
                                              Unexercised Options at                  Money Options at
                                                December 31, 2001                   December 31, 2001 (1)
                                         -------------------------------      --------------------------------
Name                                      Exercisable     Unexercisable        Exercisable      Unexercisable
----                                     -------------   ---------------      -------------    ---------------
Eugene P. Martineau.................        135,000          280,000                -                 -
Michael W. Harlan...................        105,000          200,000                -                 -
William T. Albanese.................          6,250           43,750                -                 -
Michael D. Mitschele................              -                -                -                 -
Donald C. Wayne.....................         36,250           58,750                -                 -

_____________
(1) Based on the closing price of $6.60 for our common stock on the Nasdaq Stock Market on December 31, 200l.

Employment Agreements

       Effective May 28, 1999, we entered into employment agreements with Messrs. Martineau, Harlan, Albanese, Mitschele and Wayne. Each of these agreements:

       .  provides for an annual minimum base salary; and

       . entitles the employee to participate in all our compensation plans in which our executive officers participate.

       Each agreement is subject to an automatic daily extension that provides for a continuous one-year term, subject to the right of either party to terminate the employee's employment at any time. If we terminate that employment without cause or the employee terminates that employment for good reason, we generally must pay to the employee monthly for one year following the date the notice of termination is given, the amount equal to one-twelfth of the employee's average annual cash compensation during the two years preceding the date the notice of termination is given. In the case of Mr. Martineau, the severance period will extend for three years if we terminate him other than for cause. In the agreements with Messrs. Martineau, Harlan and Wayne, "good reason" includes a change of control of our company. If a change of control occurs, (1) each of those employees would be entitled to terminate his employment at any time during the 365-day period following that change of control and receive a lump-sum payment equal to the base salary that would be payable to the employee over 24 months (in the cases of Messrs. Martineau and Harlan) or 12 months (in the case of Mr. Wayne), and (2) vesting would be accelerated on all outstanding stock options previously granted to all three employees. Each agreement also provides for benefits if the employee dies or becomes disabled. If the employment of the employee terminates for any reason other than for cause by us or without good reason by the employee, that termination will not affect the term or exercisability of any incentive plan stock options the employee holds.

Compensation Committee Interlocks and Insider Participation

       In 2001, Messrs. Foster, Colson, Dameris (until his resignation from the Board in June 2001) and Porter (on his election to the Board in September 2001) served as members of the compensation committee. Mr. Foster is a Senior Managing Director of Main Street Equity Ventures II, L.P. We paid Main Street $213,206 in 2001 for reimbursement of expenses related to our acquisition program and certain financings. Mr. Colson is an investor in Main Street. Porter & Hedges, L.L.P., a Houston, Texas law firm of which Mr. Porter is Chairman, performed legal services for us in 2001.

                             CERTAIN TRANSACTIONS

Transactions Involving Certain Officers, Directors and Stockholders

     On completion of our IPO, we entered into new facilities leases, or extended existing leases, with former stockholders or affiliates of former stockholders of Central and Eastern Concrete Materials, Inc. (formerly known as Baer Concrete, Incorporated). Those leases generally provide for initial lease terms of 15 to 20 years, with one or more extension options we may exercise. The following summarizes the current annual rentals we must pay during the initial lease terms:

                                                    Number of      Aggregate
                                                    Facilities   Annual Rentals
                                                    ----------   --------------
     Central.....................................       2           $300,000
     Eastern.....................................       2            285,000

We believe the rentals we must pay under each of these leases are at fair market rates. William T. Albanese, a former owner of Central, and Michael D. Mitschele, the former owner of Eastern, are members of our board of directors.

     Central purchased building materials for $309,868 during 2001 from a company owned by two trusts of which William T. Albanese is a co-trustee. We believe the amount we paid was fair and substantially equivalent to amounts we would have paid to an unaffiliated third party. Both trusts sold their interests in this company in early 2002.

     Central sold $15.8 million of ready-mixed concrete to a company owned by a cousin of Mr. Albanese in 2001. We believe the amount we received was fair and substantially equivalent to what we would have received from an unaffiliated third party.

     On completion of our acquisition of Beall Industries, Inc. and affiliated companies in February 2000, we entered into eight new facilities leases with their former stockholders or affiliates of those stockholders. The leases generally provide for initial lease terms of five years, with three five-year renewal options we may exercise. We must pay an aggregate of $250,800 in current annual rent during the initial terms of these leases. We believe these rentals represent fair market rates. Robert S. Beall, a former owner of these companies, beneficially owns more than 5% of the outstanding shares of our common stock.

     Beall Concrete Enterprises, Ltd., one of our subsidiaries, purchases aggregates from time to time from a company that Mr. Beall has controlled since June 2001. These purchases totaled $119,327 in 2001. We believe the amount we paid was fair and substantially equivalent to amounts we would have paid to an unaffiliated third party.

     Mr. Beall purchased ready-mixed concrete from Beall Concrete Enterprises during 2001 in the amount of $118,792, in connection with the development of a real estate project. We sold this concrete to Mr. Beall at fair market value.

     We paid Main Street $213,206 in 2001 for reimbursement of expenses related to our acquisition program and certain financings. Vincent D. Foster is a Senior Managing Director of Main Street and John R. Colson is an investor in Main Street. We believe the amount we paid was fair and substantially equivalent to amounts we would have paid to an unaffiliated third party.

     Effective April 2001, we granted incentive compensation to Mr. Foster, the Chairman of our Board, in the amount of 5,400 shares of our common stock, valued at $7.19 per share, and $25,884 in cash in recognition of the overall contribution made by Mr. Foster to our various 2001 capital raising initiatives. In February 2002, we paid a bonus to Mr. Foster in the amount of 15,949 shares of our common stock, valued at $6.27 per share, and $50,000 in cash.

     During 2000, we extended loans of $175,000 to Mr. Martineau, our chief executive officer and one of our directors, and $125,000 to Mr. Harlan, our chief financial officer and one of our directors. These amounts were outstanding under the loans at December 31,200l. We subsequently forgave these loans in 2002. The loans, which would have been payable in full on March 1, 2005, did not bear interest.

     In March 2001, we modified our non-compete arrangements with Neil J. Vannucci, one of our directors. We originally established these arrangements in the acquisition agreement for Bay Cities Building Materials Co., Inc., of which he is a former stockholder. The modifications further limit Mr. Vannucci's right to compete against us in exchange for three annual cash payments of $138,000 each to Mr. Vannucci or a designate of Mr. Vannucci, of which we paid $92,000 in 2001.

     T. William Porter, a member of our board of directors, is the Chairman of Porter & Hedges, L.L.P., a Houston, Texas law firm. Porter & Hedges, L.L.P. performed legal services for us in 2001, however the amount of fees paid to them was not material.

     In September 2001, we issued 12,000 shares of our common stock, valued at $7.97 per share, to Mr. Porter for nominal consideration and paid to Mr. Porter $63,760 in connection with his election to our Board.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and any persons beneficially owning more than 10% of our common stock to report their initial ownership of common stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established, and we are required to disclose in this proxy statement any failure to file by these dates. All required 2001 filings were made on a timely basis. In making these disclosures, we relied solely on written statements of directors, executive officers and stockholders and copies of the reports that they have filed with the SEC.

                         REPORT OF THE AUDIT COMMITTEE

To the Board of Directors of U.S. Concrete. Inc.:

     We have reviewed and discussed with management U.S. Concrete's audited financial statements as of and for the year ended December 31, 2001.

     In addition, we have discussed with Arthur Andersen LLP, U.S. Concrete's independent accountants, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

     We have received and reviewed the written disclosures and the letter from Arthur Andersen LLP required by Independent Standards Board's Standard No. 1, Independence Discussions with Audit Committees, as amended, and we have discussed with that firm its independence from U.S. Concrete. We also considered whether Arthur Andersen LLP's provision of services that are not related to the audit of U.S. Concrete's financial statements is compatible with maintaining that firm's independence from U.S. Concrete.

     Based on the reviews and discussions referred to above, we recommended to the Board of Directors of U.S. Concrete that the audited financial statements referred to above be included in U.S. Concrete's annual report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                             The Audit Committee

                                             John R. Colson, Chairman
                                             Murray S. Simpson
                                             Vincent D. Foster

                     REPORT OF THE COMPENSATION COMMITTEE
                       REGARDING EXECUTIVE COMPENSATION

     The compensation committee (the "Committee") administers U.S. Concrete's executive compensation program. The Committee is responsible for establishing appropriate compensation goals for executive officers and evaluating the performance of executive officers in meeting those goals. No member of the Committee is a current or former employee or officer of U.S. Concrete.

     The Committee seeks to reward senior management for building long-term stockholder value. In addition, the Committee designs executive compensation programs to provide the ability to attract, motivate and retain the management personnel necessary to U.S. Concrete's success by providing an executive compensation program comparable to that offered by competitive companies to their management personnel. Finally, the Committee believes we must compensate our executive officers fairly for their contributions to our short-term and long-term performance. The Committee uses annual base salaries, annual bonuses and equity incentives to achieve these goals.

Base Salary

     Base salaries for executives are determined initially by evaluating executives' levels of responsibility, prior experience, breadth of knowledge, internal equity issues and external pay practices. The Committee reviews executive salaries annually based on a variety of factors, including individual performance, general levels of market salary increases and U.S. Concrete's overall results. The Committee grants salary increases within a pay-for-performance framework. Performance for base salary purposes is assessed using a qualitative, rather than a quantitative, performance assessment; no specific performance formula or weighting of factors is used in determining base salary levels. However, the Committee considers operating performance, execution of our business strategy, earnings levels and progress in implementing business development efforts in establishing base salary increases for executives. Mr. Martineau received a base salary of $274,395 during 2001.

Annual Bonus Plan

     The Committee has adopted an annual bonus plan to provide executive officers and other key employees with additional performance incentives in the form of an annual bonus for meeting certain financial, operational and personal goals set on an annual basis. The annual bonus plan provides that a portion of each key corporate employee's annual bonus is determined based on achieving a predetermined earnings per share target. A portion of each key business unit employee's annual bonus is based on achieving that earnings per share target as well as a predetermined earnings target for the employee's business unit. The remainder of each key employee's bonus is discretionary based on individual performance in achieving predetermined goals set by the employee and approved by a supervisor. Bonus levels vary in accordance with each key employee's level of responsibility. Mr. Martineau earned a bonus of $125,000 in cash and $125,000 in common stock during 2001 that U.S. Concrete paid in 2002.

Incentive Compensation

     The Committee grants executives discretionary annual stock options under U.S. Concrete's 1999 Incentive Plan at an exercise price not less than the fair market value of the common stock on the grant date. Accordingly, stock options have value only if the price of the common stock appreciates after the grant date. This design focuses executives on the creation of stockholder value over the long term and increases their proprietary interest in U.S. Concrete.

     The Committee granted options to purchase a total of 215,000 shares of common stock to the named executive officers during 2001. All the options granted to executive officers vest at the rate of 25% per year, commencing on the first anniversary of the grant date, and expire 10 years from the grant date or three months following termination of employment.

     In 2001, Mr. Martineau received an option to purchase 100,000 shares of common stock with an exercise price of $7.00 per share. In determining the number of shares subject to the option granted to Mr. Martineau, the Committee considered numerous subjective factors indicative of his dedication to the success of U.S. Concrete.

     The Committee granted additional incentive compensation during 2001 to executive officers and other key employees in recognition of their overall contribution to U.S. Concrete's various 2001 capital raising initiatives. Mr. Martineau received $93,470 in cash and $140,205 in common stock during 2001 in recognition of his contribution to those initiatives.

     As of April 18, 2002, Mr. Martineau owned 357,181 shares of common stock and held options to purchase a total of 515,000 shares. The Committee believes that this equity interest provides an appropriate link to the interests of our company's stockholders.

Other Compensation

     During 2000, U.S. Concrete extended loans of $175,000 to Mr. Martineau and $125,000 to Mr. Harlan. These loans were forgiven in 2002 in recognition of Messrs. Martineau's and Harlan's efforts during 2001.

Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over one million dollars paid to certain executive officers, except for qualified performance-based compensation. U.S. Concrete had no nondeductible compensation expense for the year ended December 31, 2001. The Committee plans to review this matter as appropriate and take action as may be necessary to preserve the deductibility of compensation payments to the extent reasonably practical and consistent with U.S. Concrete's compensation objectives.

     This report is furnished by the Compensation Committee of the Board of Directors.

                                             John R. Colson, Chairman
                                             Vincent D. Foster
                                             T. William Porter

                               PERFORMANCE GRAPH

     The following graph compares, for the period from May 26, 1999, the date of our IPO, to December 31, 2001, the cumulative stockholder return on our common stock with the cumulative total return on the Standard & Poor's 500 Index and a peer group index we selected that includes seven public companies within our industry. The comparison assumes that $100 was invested on May 26, 1999 in our common stock, the S&P 500 Index and the peer group index and further assumes all dividends were reinvested.

     The companies that comprise the peer group index are Lafarge Corporation, Texas Industries, Inc., Florida Rock Industries, Inc., Centex Construction Products, Inc., Martin Marietta Materials, Inc., Vulcan Materials Company and U.S. Aggregates, Inc. This group is the same as the group we used in the proxy statement for our 2001 annual meeting of stockholders. U.S. Aggregates was delisted from the New York Stock Exchange effective November 26, 200l because it failed to meet the NYSE's requirements for continued listing.

                     Comparison of Cumulative Total Return

                                    [GRAPH]

-----------------------------------------------------------------------------------------------------------------------------------
            5/26/99   6/30/99  9/30/99  12/31/99   3/31/00   6/30/00   9/30/00  12/31/00    3/31/01    6/30/01  9/30/01   12/31/01
            -------   -------  -------  --------   -------   -------   -------  --------    -------    -------  -------   --------
-----------------------------------------------------------------------------------------------------------------------------------
U.S.         100.00    118.75   101.56     75.00     75.00    100.00     90.63     78.13     109.38      99.63    90.88      82.50
Concrete
-----------------------------------------------------------------------------------------------------------------------------------
S&P 500      100.00    103.06    96.62    111.00    113.55    110.53    109.46    100.89      88.93      94.14    80.32      88.90
-----------------------------------------------------------------------------------------------------------------------------------
Peer         100.00    103.21    82.98     84.95     85.91     79.90     78.97     87.41      90.70     103.72    89.67     102.20
Group
-----------------------------------------------------------------------------------------------------------------------------------

                        INDEPENDENT PUBLIC ACCOUNTANTS

     In past years, our audit committee has recommended the appointment of independent public accountants to audit the financial statements for the current year to our Board of Directors, which in turn has recommended ratification of that appointment by our stockholders. Arthur Andersen LLP has served as our independent public accountants since 1998. This year, in light of the widely publicized events involving Arthur Andersen LLP, including the indictment obtained by the Department of Justice, our Board has deferred selection of independent accountants to audit our financial statements for 2002, and is therefore not seeking stockholder ratification of the selection of accountants in accordance with its customary practice. Our audit committee and management are monitoring the Arthur Andersen LLP situation carefully. The audit committee expects to make a recommendation to the Board shortly regarding the selection of an accounting firm as our auditor for 2002. In any event, the Board of Directors reserves the right to make a change in the accounting firm designated to audit our financial statements at any time the Board considers such a change in the best interests of U.S. Concrete and its stockholders.

     We expect a representative of Arthur Andersen LLP will attend the annual meeting and will have the opportunity to make a statement and to respond to appropriate questions.

Audit Fees

     Arthur Andersen LLP's fees for our 2001 audit were $355,000.

Financial Information Systems Design and Implementation Fees

     We did not incur any fees to Arthur Andersen LLP in 2001 with respect to financial information systems design and implementation services.

All Other Fees

     Arthur Andersen LLP's fees for all other professional services rendered to us during 2001 were $638,000.

                 EXPENSES RELATING TO THIS PROXY SOLICITATION

     We will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, our officers, directors and regular employees may solicit proxies by telephone or personal call without extra compensation for that activity. We also expect to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of our common stock and obtaining the proxies of those owners. We estimate these expenses to be approximately $5,000.

                               OTHER INFORMATION

Date for Submission of Stockholder Proposals

     Under rules the SEC has established, any stockholder who wishes to have a qualified proposal considered for inclusion in our proxy statement for our 2003 Annual Meeting of Stockholders must send notice of the proposal to our Corporate Secretary at our principal executive offices, 2925 Briarpark, Suite 500, Houston, Texas 77042, so that we receive that notice by no later than the close of business on December 19, 2002. If you submit a stockholder proposal, you must provide your name and address, the number of shares of common stock you hold of record or beneficially, the date or dates on which you acquired those shares and documentary support for any claim of beneficial ownership.

     In addition, our bylaws establish an advance-notice procedure for stockholder proposals to be brought before an annual meeting. The procedure provides that stockholders must submit proposals to us in writing containing certain information specified in our bylaws no earlier than the 180th day and no later than the close of business on the 90th day prior to the first anniversary of our preceding year's annual meeting. These requirements are in addition to the SEC's requirements with which a stockholder must comply to have a stockholder proposal included in our proxy statement. Stockholders may obtain a copy of our bylaws by making a written request to our Corporate Secretary.

     Under these bylaw provisions, we must receive stockholder proposals for our 2003 Annual Meeting of Stockholders no earlier than November 17, 2002 and no later than the close of business on February 15, 2003. Stockholders must deliver the proposals to Corporate Secretary, U.S. Concrete, Inc., 2925 Briarpark, Suite 500, Houston, Texas 77042.

Other Matters

     The Board of Directors does not intend to bring any other matters before the annual meeting and has not been informed that any other matters are to be presented by others. If any other matters properly come before the annual meeting, the persons named in the enclosed form of proxy will vote all proxies according to their best judgment. The form of proxy provides that the persons named as proxies have discretionary authority to vote on matters not known or determined on the date of this proxy statement.

                         By Order of the Board of Directors

                         /s/ Donald C. Wayne

                         Donald C. Wayne
                         Vice President, Corporate Secretary and General Counsel

Houston, Texas
April 18, 2002

                                                                 (Front of Card)


                              U.S. CONCRETE, INC.

                 PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 16, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Michael W. Harlan and Donald C. Wayne, and each of them, with full power of substitution and resubstitution to represent the undersigned and to vote all the shares of Common Stock in U.S. Concrete, Inc., a Delaware corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on May 16, 2002 and at any adjournment or postponement thereof (1) as hereinafter specified upon the proposal listed on the reverse side and as more particularly described in the Proxy Statement of the Company dated April 18, 2002 (the "Proxy Statement") and (2) in their discretion upon such other maters as may properly come before the meeting.

ALL SHARES OF COMMON STOCK REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THOSE SHARES WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL NO. 1.

                                                                  (Back of Card)

                  PLEASE DATE, SIGN AND MAIL YOUR PROXY CARD
                              AS SOON AS POSSIBLE

                        ANNUAL MEETING OF STOCKHOLDERS
                              U.S. CONCRETE, INC.

                                  MAY 16, 2002

               Please detach and mail in the envelope provided.

________________________________________________________________________________

         [X] Please mark votes as in this example.

         A vote FOR the following proposals is recommended by the Board of
Directors:

         PROPOSAL NO. 1. To elect William T. Albanese, Robert S. Walker and Murray S. Simpson to the Board of Directors to serve until the 2005 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified:

              [ ] FOR all nominees                  [ ] WITHHOLD AUTHORITY
              listed below (except as indicated     to vote for all nominees
              to the contrary below).*              listed below.

         * INSTRUCTION: To withhold authority to vote for any individual nominee, please write that nominee's name in the space provided here:__________
______________________.

         In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting or any adjournment or postponement thereof, including procedural and other matters relating to the conduct of the meeting.

         The undersigned hereby revokes all previous proxies given by the undersigned with respect to the Company's 2002 Annual Meeting of Stockholders. This Proxy may be revoked at any time prior to a vote thereon. Receipt of the accompanying Proxy Statement and Annual Report of the Company for the fiscal year ended December 31, 2001, is hereby acknowledged.

         PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

         Please sign exactly as your name(s) appears on this card. If shares stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this Proxy. If shares are held of record by a corporation, this Proxy should be executed by the President or Vice President and the Secretary or Assistant Secretary, and the corporate seal should be affixed thereto. Executors or administrators or other fiduciaries who execute this Proxy for a deceased stockholder should give their full title. Please date the Proxy.

Date:__________________________      Signature:__________________________


Date:__________________________      Signature:__________________________